SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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|_| Preliminary Proxy Statement
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    Rule 14a-6(e) (2) )
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|_| Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               Aegis Realty, Inc.
--------------------------------------------------------------------------------
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

                               AEGIS REALTY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       on

                                  June 14, 2000

                                  -------------

                                                                    May 10, 2000

To the Stockholders of Aegis Realty, Inc.:

      NOTICE IS HEREBY GIVEN THAT the 2000 Annual Meeting of Aegis Realty, Inc. will be held Wednesday, June 14, 2000 at 10:00 A.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York for the following purposes:

      (1) The election of two (2) Directors for a term of three years to expire in 2003.

      (2) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors recommends a vote "FOR" each of the listed nominees. The accompanying proxy statement contains additional information and should be carefully reviewed by Stockholders.

      This year, for the first time, you can vote your shares by Internet or phone. Follow the instructions on the enclosed proxy card if you wish to do so. Or, if you prefer to vote by regular mail, please sign, date and return the enclosed proxy card in the enclosed return envelope as soon as possible.

      The Board of Directors has fixed the close of business on April 17, 2000 as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          /s/ Stuart J. Boesky

                                          Stuart J. Boesky
                                          Chairman of the Board and
                                          Chief Executive Officer


IT IS MOST IMPORTANT THAT YOU VOTE YOUR SHARES EITHER BY INTERNET, PHONE OR MAIL. IF YOU DECIDE TO DO SO BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY VOTE YOUR SHARES INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD VOTE BY PHONE, ON THE INTERNET OR BY MAIL WHETHER OR NOT YOU ATTEND THE MEETING.

                               AEGIS REALTY, INC.
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

      The accompanying form of proxy is solicited on behalf of the Board of Directors of Aegis Realty, Inc. ("Aegis") for use at the Annual Meeting of Stockholders of Aegis (the "Meeting") to be held Wednesday, June 14, 2000 at 10:00 A.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournments thereof. Aegis has first mailed these proxy materials to holders (the "Stockholders") of shares (the "Shares") of common stock, $.01 par value of Aegis (the "Common Stock") on or about May 1, 2000. Aegis' executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765). Aegis is the sole general partner and majority owner of Aegis Realty Operating Partnership, LP, a Delaware limited partnership (the "Operating Partnership") through which Aegis conducts substantially all of its business. Stockholders of record at the close of business on April 17, 2000 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof.

      This year, for the first time, Stockholders are able to vote their Shares by telephone or on the Internet. If you wish to vote your Shares by telephone or the Internet, follow the instructions on the attached proxy card.

      Shares represented by properly executed proxy cards, Internet votes or telephone votes received by Aegis at or prior to the Meeting will be voted according to the instructions indicated by the Stockholder. If no instructions are given, the persons named on the proxy card intend to vote the Shares so represented FOR the election of each of the two nominees for re-election as Directors. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving written notice to Aegis of its revocation by submission of a duly executed proxy bearing a later date or by the vote of the Stockholder cast in person at the Meeting.

      The Board of Directors recommends a vote "FOR" each of the listed nominees.

      As of April 17, 2000 approximately 8,049,179 Shares of Aegis were outstanding, with each Share entitled to one vote on all matters that may come before the Meeting.

                              ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes, currently consisting of two classes of two directors each and one class of one director. At the Meeting, two Directors are to be elected for three-year terms expiring in 2003. All of the nominees are currently Directors of Aegis. Directors are elected by a majority of the votes cast (assuming the presence of a quorum consisting of a majority of the Stockholders whether present in person or by proxy).

      Unless Stockholders otherwise specify, the Shares represented by the proxies will be voted "FOR" the indicated nominees for election as Directors. If for any reason any of the nominees become unavailable for election, the proxies solicited will be voted for such nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Director if elected. However, in the event that any nominee should be unable or for good cause unwilling to serve, the Shares represented by proxies received will be voted for another nominee selected by the Board. The Board of Directors recommends a vote FOR each of the listed nominees.

      The following table sets forth information with respect to each nominee nominated to serve as a Director for a term to expire in 2003.

Name of Director/
Nominee for Election   Age   Principal Occupation
--------------------   ---   --------------------

Stuart J. Boesky       43    Mr. Boesky is Chairman, President and Chief
                             Executive Officer of Aegis and is President,
                             Director and Chief Executive Officer of the sole general partner of Related Aegis LP (the
                             "Advisor"). Mr. Boesky practiced real estate and tax law in New York City with the law firm of Shipley & Rothstein from 1984 until February 1986 when he joined Related Capital Company
                             ("Related"), the real estate finance affiliate of The Related Companies, L.P. ("TRCLP"). From 1983 to 1984, Mr. Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein
                             (which subsequently merged with Strook & Strook &
                             Lavan) and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhol & Horwath. Mr. Boesky is the sole shareholder of one of the general partners of Related. Mr. Boesky graduated from Michigan
                             State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris
                             Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law. Mr. Boesky is a member of the Audit
                             Committee. Mr. Boesky also serves on the Board of Trustees of Charter Municipal Mortgage Acceptance
                             Company ("CharterMac") and of American Mortgage
                             Acceptance Company ("AMAC"), which companies are also advised by affiliates of Related.


Michael J. Brenner     54    Mr. Brenner is a Director of Aegis, and is the
                             Executive Vice President and Chief Financial
                             Officer of TRCLP. Prior to joining TRCLP in 1996,
                             Mr. Brenner was a partner with Coopers & Lybrand, having served as managing partner of its Industry
                             Programs and Client Satisfaction initiatives from 1993-1996, managing partner of the Detroit group of offices from 1986-1993 and Chairman of its National Real Estate Industry Group from
                             1984-1986. Mr. Brenner graduated summa cum laude from the University of Detroit with a Bachelors degree in Business Administration and from the University of Michigan with a Masters of Business
                             Administration, with distinction. Mr. Brenner also serves on the Board of Trustees of CharterMac.

Directors and Officers

      The Board of Directors directs the management of the business and affairs of Aegis but retains the Advisor to manage Aegis' day-to-day affairs. The Board of Directors delegates to the Advisor responsibilities with respect to, among other things, overseeing the portfolio of Aegis' assets and the acquisition or disposition of investments. On December 16, 1999 J. Michael Fried resigned his position as Chairman of the Board of Directors and Chief Executive Officer of Aegis. Mr. Boesky replaced Mr. Fried as Chairman and Chief Executive Officer and Mr. Brenner filled the vacancy that Mr. Fried left on the Board. During 1999, the Board of Directors held four meetings, the audit committee held a total of three meetings and the compensation committee held one meeting. The average attendance in the aggregate of the total number of Board and committee meetings was 96%.

The Directors and Executive Officers of Aegis are as follows:

                                                       Year First Became  Term
Name               Age       Offices Held              Director/Officer  Expires
----               ---       ------------              ----------------  -------

Stuart J. Boesky    43  Chairman, President and Chief       1997          2000
                        Executive Officer

Peter T. Allen      54  Director                            1997          2001

Arthur P. Fisch     58  Director                            1997          2001

Michael J. Brenner  54  Director                            1999          2000

Alan P. Hirmes      45  Director, Senior Vice President,
                        and Assistant Secretary             1997          2002

Bruce H. Brown      46  Senior Vice President               1997          --

Mark J. Schlacter   49  Senior Vice President               1997          --

John B. Roche (1)   42  Senior Vice President and Chief
                        Financial Officer                   1998          --

Denise L. Kiley     40  Vice President                      1997          --

Marc D. Schnitzer   39  Vice President                      1997          --

Jeffrey S. Suchman  37  Vice President                      1999          --

Richard A. Palermo  39  Vice President, Treasurer,
                        Controller and Chief Accounting
                        Officer                             1997          --

Teresa Wicelinski   34  Secretary                           1998          --

-----------
(1) Mr. Roche has resigned, effective May 15, 2000. Mr. Hirmes has been appointed interim Chief Financial Officer. Aegis is in the process of hiring a new Chief Financial Officer.

Biographical information with respect to Messrs. Boesky and Brenner is set forth above.

ALAN P. HIRMES is a Director, Senior Vice President and Assistant Secretary of Aegis and is a Director and Senior Vice President of the sole general partner of the Advisor. Mr. Hirmes is also the sole shareholder of one of the general partners of Related and is a Senior Managing Director of Related, where he is responsible for overseeing the finance and accounting departments, asset and portfolio management, and the joint venture development program. Mr. Hirmes has been a Certified Public Accountant in New

York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the Board of Trustees of CharterMac.

PETER T. ALLEN is President of Peter Allen & Associates, Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties. Mr. Allen has also been an Adjunct Professor of the Graduate School of Business at the University of Michigan since 1981. Mr. Allen received a Bachelor of Arts Degree in history/economics from DePauw University and a Masters Degree in Business Administration with Distinction from the University of Michigan. Mr. Allen has been an Independent Director since 1997 and is a member of the Audit and Compensation Committees. Mr. Allen also serves on the Board of Trustees of CharterMac and of AMAC.

ARTHUR P. FISCH is an attorney in private practice specializing in real property and securities law since October 1987, with Arthur P. Fisch, P.C. and Fisch & Kaufman. From 1975-1987, Mr. Fisch was employed by E.F. Hutton & Company, serving as First Vice President in the Direct Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As First Vice President, he was responsible for the syndication and acquisition of residential real estate. Mr. Fisch received a B.B.A. from Bernard Baruch College of the City University of New York and a Juris Doctor degree from New York Law School. Mr. Fisch is admitted to practice law in New York and Pennsylvania. Mr. Fisch has been an Independent Director since 1997 and is a member of the Audit and Compensation Committees. Mr. Fisch also serves on the Board of Trustees of CharterMac and AMAC.

BRUCE H. BROWN is a Senior Vice President of Aegis and is a Senior Vice President of the sole general partner of the Advisor and Related and is a director of Related's Portfolio Management Group. He is responsible for overseeing the administration of the firm's public registered debt and equity affiliates encompassing the monitoring of the performance of each entity and each investment. He is also responsible for Related's loan servicing activities with respect to the firm's $600 million portfolio of tax exempt first mortgage bonds and FNMA/GNMA insured and co-insured loan portfolio. Prior to joining Related in 1987, Mr. Brown was a real estate lending officer at the United States Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.

MARK J. SCHLACTER is a Senior Vice President of Aegis and is a Senior Vice President of the sole general partner of the Advisor. Mr. Schlacter is a Vice President of taxable mortgage acquisitions of Related, and has been with Related since June 1989. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University and periodically teaches multifamily underwriting at the New York University School of Continuing Education, Real Estate Institute.

JOHN B. ROCHE is a Senior Vice President and Chief Financial Officer of Aegis and a Senior Vice President and Chief Financial Officer of the general partner of the Advisor. Mr. Roche is also a Senior Vice President of Related. Prior to joining the Company, he was the Vice President and Chief Financial Officer of Emmes Asset Management Company, a real estate and financial services firm. From 1991 through 1996, he was the Vice President of Finance of the Robert Martin Company, a developer, owner and operator in Westchester County, New York. He spent six years in Public Accounting with the firms of Peat Marwick & Mitchell and later, Kenneth Leventhal & Co. He has been a Certified Public Accountant in New York since 1986. Mr. Roche holds a Masters in Business Administration from the Columbia Business School and a Bachelor of Arts in Accounting from Queens College.

DENISE L. KILEY is a Vice President of Aegis and is a Vice President of the sole general partner of the Advisor and is also a Managing Director of Related, responsible for overseeing the investment underwriting and approval of all real estate properties invested in Related sponsored corporate, public and private equity and debt funds. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

MARC D. SCHNITZER is a Vice President of Aegis and is a Vice President of the sole general partner of the Advisor. Mr. Schnitzer is a Managing Director of Related and Director of Related's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined Related in January, 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

JEFFREY S. SUCHMAN is a Vice President of Aegis where he is responsible for the financial evaluation and the initial due diligence of potential shopping center acquisitions. Mr. Suchman joined Related in February of 1998. Prior to joining Related, Mr. Suchman was the President of The Suchman Group from 1995 -1998. From 1987-1995, Mr. Suchman held positions with the Macklowe Organization as a Vice President and Rockrose Development Corp., as an Assistant Vice President, participating in acquisitions and asset management and from 1985-1987 was employed by Helmsley-Spear, Inc., involved in commercial leasing and sales. Mr. Suchman received a Bachelor of Arts degree in psychology from New York University and a Master of Business Administration from Fordham University. Mr. Suchman is currently a member of the International Council of Shopping Centers.

RICHARD A. PALERMO is a Vice President, the Treasurer, the Controller and Chief Accounting Officer of Aegis and is a Vice President, the Treasurer, the Controller and Chief Accounting Officer of the sole general partner of the Advisor. Mr. Palermo has been a Certified Public Accountant in New York since 1985. Prior to joining Related in September 1993, Mr. Palermo was employed by Sterling Grace Capital Management from October 1990 to September 1993, Integrated Resources, Inc. from October 1988 to October 1990 and E.F. Hutton & Company, Inc. from June 1986 to October 1988. From October 1982 to June 1986, Mr. Palermo was employed by Marks Shron & Company and Mann Judd Landau, certified public accountants. Mr. Palermo graduated from Adelphi University with a Bachelor of Business Administration degree.

TERESA WICELINSKI is the Secretary of Aegis and is the Secretary of the sole general partner of the Advisor. Ms. Wicelinski joined Related in June 1992, and prior to that date was employed by Friedman, Alprin & Green, certified public accountants. Ms. Wicelinski graduated from Pace University with a Bachelor of Arts Degree in Accounting.

Committees of the Board of Directors

The Board of Directors has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of Aegis, the periodic review of Aegis' financial statements and meetings with Aegis' independent auditors. The Audit Committee is comprised of Messrs. Allen, Fisch and Boesky and held three meetings during Aegis' fiscal year ended December 31, 1999.

The Compensation Committee's duties include the determination of compensation of Aegis' executive officers and the administration of Aegis' Incentive Share Option Plan. The Compensation Committee is comprised of Messrs. Allen and Fisch and held one meeting during Aegis' fiscal year ended December 31,

1999. The Compensation Committee must have at least two members, each of which must be Independent Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Aegis' officers and directors, and persons who own more than ten percent of a registered class of Aegis' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). These persons are required by regulation of the Commission to furnish Aegis with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Aegis believes that during the fiscal year ended December 31, 1999, Aegis' officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

The Advisor

      The directors and executive officers of Related Aegis, Inc. ("Related Aegis"), the sole general partner of the Advisor, are set forth below. These officers of the general partner of the Advisor may also provide services to Aegis on behalf of the Advisor.

Related Aegis, Inc.

                                                             Year First Became
Name               Age         Offices Held                  Director/Officer
----               ---         ------------                  ----------------

Stuart J. Boesky    43    President and Chief Executive Officer    1997
                          and Director

Alan P. Hirmes      45    Senior Vice President and Director       1997

Stephen M. Ross     59    Director                                 1997

Bruce H. Brown      46    Senior Vice President                    1997

Mark J. Schlacter   49    Senior Vice President                    1997

John B. Roche (1)   42    Senior Vice President and
                          Chief Financial Officer                  1998

Denise L. Kiley     40    Vice President                           1997

Marc D. Schnitzer   39    Vice President                           1997

Richard A. Palermo  39    Vice President, Treasurer,
                          Controller and Chief Accounting
                          Officer                                  1997

Teresa Wicelinski   34    Secretary                                1998

---------------
(1) Mr. Roche has resigned, effective May 15, 2000. Mr. Hirmes has been appointed interim Chief Financial Officer.

      Biographical information with respect to Messrs. Fried, Boesky, Hirmes, Brown, Schlacter, Roche, Schnitzer and Palermo and Ms. Kiley and Wicelinski is set forth above.

STEPHEN M. ROSS is a Director of the Advisor. Mr. Ross is also President, Director and shareholder of The Related Realty Group, Inc., the general partner of TRCLP. He graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State University School of Law with a Juris Doctor degree. Mr. Ross then received a Master of Laws degree in taxation from New York University School of Law. He joined the accounting firm of Coopers & Lybrand in Detroit as a tax specialist and later moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments. Mr. Ross formed the predecessor of TRCLP in 1972 to develop, manage, finance and acquire real estate.

Executive Compensation

      Aegis has ten executive officers and five Directors (two of whom are Independent Directors). Aegis does not pay or accrue any fees, salaries or other forms of compensation to its officers or Directors, other than Independent Directors and options received under the Stock Option Plan. Commencing in the calendar year 2000, Independent Directors will receive compensation for serving as Directors at the rate of $17,500 per year payable $7,500 in cash (or at such Director's option, Shares of Common Stock) and Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Directors. Prior to 2000, Independent Directors received $15,000 per year in aggregate compensation in addition to an expense reimbursement for attending meetings of the Board of Directors.

      The Advisor, at its expense, provides all personnel necessary to conduct Aegis' regular business. The Advisor receives various fees for advisory and other services performed under the Advisory Agreement, as further described in the "Certain Relationships and Related Transactions" section of this Proxy Statement. An affiliate of the Advisor pays all salaries, bonuses and other compensation (other than options received under the Stock Option Plan) to the officers of Aegis and the general partner of the Advisor. Certain directors and officers of the sole general partner of the Advisor and certain officers of Aegis receive compensation from the Advisor and its affiliates for services performed for various affiliated entities, which may include services performed for Aegis. Such compensation may be based in part on the performance of Aegis; however, the Advisor believes that any compensation attributable to services performed for Aegis is immaterial.

Security Ownership of Certain Beneficial Owners and Management

      As of April 17, 2000, one person was known by Aegis to be the beneficial owner of more than five percent of the outstanding Shares of Common Stock.

                       Amount and Nature of            Percentage of
Name and Address       Beneficial Ownership       Common Shares Outstanding
----------------       --------------------       -------------------------
Warren E. Buffet
1440 Kiewit Plaza
Omaha, NE 68131        406,000 Shares (1)                   5.04%

(1) The ownership of Common Shares reported herein is based upon 13-G filings with the Securities and Exchange Commission

      As of April 17, 2000, the directors of the sole general partner of the Advisor own, in the aggregate, 100% of the voting stock of the sole general partner of the Advisor.

      As of April 17, 2000, directors and executive officers of Aegis and directors and officers of the sole general partner of the Advisor own directly or beneficially Shares of Common Stock as follows:

                                                          Amount and Nature of
Name                       Title                          Beneficial Ownership      Percent of Class
----                       -----                          --------------------      ----------------

Stephen M. Ross      Director of Related Aegis             149,768 Shares(1,2,3)      1.84%
Alan P. Hirmes       Director, Senior VP,                   94,816 Shares(3,4,5)      1.17%
                     and Assistant Secretary of Aegis
                     Director & SVP of Related Aegis
Stuart J. Boesky     Director, President, and CEO of       154,426 Shares(3,6,7,8)    1.89%
                     Aegis and President, CEO and
                     Director of Related Aegis
Peter T. Allen       Director of Aegis                       2,376 Shares               *
Arthur P. Fisch      Director of Aegis                       2,376 Shares               *
John B. Roche (14)   Senior VP & CFO of Aegis                2,000 Shares               *
                     & SVP and CFO of Related Aegis
Bruce H. Brown       Senior VP of Aegis and SVP of             400 Shares               *
                     Related Aegis
Mark J. Schlacter    Senior VP of Aegis and SVP of           3,371 Shares(9,10)         *
                     Related Aegis

All Officers and Directors of Aegis and Related Aegis      409,533 Shares(6,11,12)    4.94%(13)
as a group (13 persons)

*Less than 1% of the Common Stock issued by Aegis.

(1) Includes 55,791 units of limited partnership interest ("OP Units") of the Operating Partnership which are currently convertible to Shares of Common Stock on a one-to-one basis.
(2) Includes 12,147 OP Units which are convertible to Shares of Common Stock on a one-to-one basis commencing on December 9, 2000.
(3) Includes 2,271 OP Units held by Related Capital Company, in which Messrs. Ross, Boesky and Hirmes hold a majority of the direct and indirect equity interest. 1,574 OP Units are currently convertible to Shares of Common Stock on a one-to-one basis. 697 OP Units are convertible to Shares of Common Stock on a one-to-one basis, commencing December 9, 2000.
(4) Includes 41,646 OP Units, which are currently convertible to Shares of Common Stock on a one to one basis.
(5) Includes 23,766 OP Units which are convertible to Shares of Common Stock on a one-to-one basis commencing on December 9, 2000.
(6) Includes 15,200 shares owned by BF Security Partners, of which Mr. Boesky is a 50% equity owner.
(7) Includes 60,778 OP Units which are currently convertible to Shares of Common Stock on a one-to-one basis.
(8) Includes 37,994 OP Units which are convertible to Shares of Common Stock on a one-to-one basis commencing on December 9, 2000.
(9) Includes 2,075 OP Units which are currently convertible to Shares of Common Stock on a one-to-one basis.
(10) Includes 1,296 OP Units which are convertible to Shares of Common Stock on a one-to-one basis, commencing December 9, 2000.
(11) Includes 160,290 OP Units, which are currently convertible to Shares of Common Stock on a one to one basis.

(12) Includes 77,474 OP Units which are convertible to Shares of Common Stock on a one-to-one basis commencing on December 9, 2000.
(13) Percent of Class assumes that (i) with respect to each individual person, all OP Units held by such person have been converted to Shares of Common Stock and (ii) with respect to all officers and directors as a group that all such OP Units held by all such persons have been converted to Shares of Common Stock.
(14)  Mr. Roche has resigned his position, effective May 15, 2000.

Stock Option Plan

      Aegis has adopted an incentive stock option plan (the "Plan"), the purpose of which is to (i) attract and retain qualified persons as directors and officers and (ii) to incentivize and more closely align the financial interests of the Advisor and its employees and officers with the interests of the stockholders by providing the Advisor with substantial financial interest in Aegis' success. The Compensation Committee, which consists of Messrs. Allen and Fisch, administers the Plan. Pursuant to the Plan, if Aegis' distributions per Share of Common Stock in the immediately preceding calendar year exceed $0.9869 per Share, the Compensation Committee has the authority to issue options to purchase, in the aggregate, that number of Shares of Common Stock which is equal to three percent of the Shares outstanding as of December 31 of the immediately preceding calendar year (or in the initial year, as of October 1, 1997), provided that the Compensation Committee may only issue, in the aggregate, options to purchase a maximum number of Shares of Common Stock over the life of the Incentive Stock Option Plan equal to 809,754 Shares (10% of the Shares outstanding on October 1, 1997).

      Subject to the limitations described in the preceding paragraph, if the Compensation Committee does not grant the maximum number of options in any year, then the excess of the number of authorized options over the number of options granted in such year will be added to the number of authorized options in the next succeeding year and will be available for grant by the Compensation Committee in such succeeding year.

      All options granted will have an exercise price equal to or greater than the fair market value of the shares of common stock on the date of the grant. The maximum option term is ten years from the date of grant. All stock options granted pursuant to the Incentive Stock Option Plan may vest immediately upon issuance or in accordance with the determination of the Compensation Committee.

      No options were granted for the year ended December 31, 1997. In 1998, Aegis distributed $1.035 per share of common stock ($0.96 from continuing operations and a $0.075 special capital gains distribution), thus enabling the Compensation Committee, at its discretion, to issue options for up to 241,522 Shares.

      In 1999, Aegis granted a total of 30,000 options to employees of affiliates of the Advisor. The following table sets forth information concerning the grant of stock options to the Company's officers during the last fiscal year:

                                                                                       Potential
                                                                                     realized value
                                                                                       at assumed
                                            Percentage of                           annual rates of
                                            total options                              stock price
                                              granted to   Per share               appreciation at the
                                Options      employees in  exercise   Expiration    end of 10 years (2)
Name                Title      Granted (1)    fiscal year    price       Date         5%         10%
----                -----      -----------    -----------    -----       ----         --         ---

John B. Roche (3)   SVP & CFO   16,000           53.3%       $9.50     08/06/09    $95,592     $242,249

(1) Options become exercisable one-third on each of the first three anniversaries of the date of grant.

(2) Assumed annual rates of stock price appreciation, as determined by the SEC, for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that such rates will be achieved.
(3) Mr. Roche has resigned his position, effective May 15, 2000. With his resignation, Mr. Roche will forfeit back to Aegis all of his options, none of which have vested.

Report of the Compensation Committee

      The Compensation Committee is comprised of two Independent Directors (Messrs. Allen and Fisch). The role of the Compensation Committee is to administer the policies governing the Plan. Because Aegis does not pay salaries and bonuses to the officers of Aegis and the general partner of the Advisor, the Compensation Committee does not determine executives' salary levels. Option compensation is intended to be set at a level competitive with the amounts paid to the management of similarly sized companies in similar industries. The Committee also evaluates the performance of management when determining the number of options to be issued.

      Aegis' grant of stock options are structured to link the compensation of the officers of Aegis, the officers of the general partner of the Advisor, and the officers and employees of affiliates of the Advisor with Aegis' performance. Through the establishment of the stock option plan, Aegis has aligned the financial interests of its executives with the results of Aegis' performance, thus enhancing shareholder value. The Compensation Committee may only grant options if certain performance levels are met and is limited in the number of options which may be granted each year (See "Stock Option Plan" above). The amount of options which may be granted are set at levels that the Compensation Committee believes to be consistent with others in Aegis' industry, with such compensation contingent upon Aegis' level of annual and long-term performance.

      Section 162 (m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162 (m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation established by an independent compensation committee which conforms to certain restrictive conditions stated under the Code and related regulations. It is Aegis' goal to have compensation paid to its five most highly compensated officers qualify as performance based compensation deductible for federal income tax purposes under Section 162 (m). Given the fact that Aegis is externally advised and the only compensation that currently may be paid to its executives are options pursuant to the Plan, it is unlikely that Section 162 (m) will present any concerns.

                                            COMPENSATION COMMITTEE

                                                Peter T. Allen
                                                Arthur P. Fisch

Certain Relationships and Related Transactions

      Aegis has and will continue to have certain relationships with the Advisor and its affiliates. However, there have been no direct financial transactions between Aegis and its Directors and officers or the directors and officers of the sole General Partner of the Advisor.

      Aegis and the Operating Partnership entered into an Advisory Agreement pursuant to which the Advisor is obligated to use its best efforts to seek out and present to Aegis, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of Aegis and consistent with such investment programs as the Directors may adopt from time to time in conformity with Aegis' Articles of Amendment and Restatement (the "Articles").

      Although the Directors have continuing exclusive authority over the management of Aegis, the conduct of its affairs and the management and disposition of Aegis' assets, the Directors have initially delegated to the Advisor, subject to the supervision and review of the Board of Directors and consistent with the provisions of the Articles, the power and duty to: (i) manage the day-to-day operations of Aegis; (ii) acquire, retain or sell Aegis' assets; (iii) seek out, present and recommend investment opportunities consistent with Aegis' investment policies and objectives, and negotiate on behalf of Aegis with respect to potential investments or the disposition thereof; (iv) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of Aegis and in that capacity hold escrows on behalf of mortgagors in connection with the servicing of mortgages; (v) obtain for Aegis such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of Aegis, paying the debts and fulfilling the obligations of Aegis, and handling, prosecuting and settling any claims of Aegis, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vi) obtain for Aegis such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of Aegis; (vii) evaluate, structure and negotiate prepayments or sales of Aegis' mortgage investments and mortgage securities; (viii) monitor operations and expenses of Aegis; and (ix) from time to time, or as requested by the Directors, make reports to Aegis as to its performance of the foregoing services.

      The original term of the Advisory Agreement will terminate on October 1, 2001, the fourth anniversary of its effective date. Thereafter, the Advisory Agreement may be renewed annually by Aegis, subject to an evaluation of the performance of the Advisor by the Board of Directors. The Advisory Agreement may be terminated (i) without Cause by the Advisor or (ii) for Cause by a majority of the Independent Directors, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

      The Advisory Agreement cannot be terminated by Aegis prior to October 1, 2001, other than for Cause. "Cause" is defined as gross negligence or willful misconduct of the Advisor. Aegis cannot dissolve and liquidate prior to such anniversary date except upon a recommendation of the Advisor and the vote of a majority in interest ("Majority Vote") of the Stockholders. After October 1, 2001, the vote of the holders of 66-2/3% of Aegis' then outstanding Shares is required to approve a dissolution and liquidation of Aegis that is not recommended by the Advisor and the Majority Vote of Stockholders is required to approve a liquidation of Aegis recommended by the Advisor. If for any reason, whether prior to or after October 1, 2001, the Advisory Agreement is terminated in accordance with its terms, Aegis may dissolve and liquidate upon the Majority Vote of Stockholders.

      Pursuant to the terms of the Advisory Agreement, the Advisor is entitled to receive the fees and other compensation set forth below:

      Fee/Compensation*                Amount
      -----------------                ------

      Acquisition Fee                  3.75% of the acquisition price of each
                                       property acquired by Aegis, the Operating
                                       Partnership and their respective
                                       subsidiaries.

      Mortgage Selection Fee           3.0 % of the principal amount of each
                                       mortgage loan originated or acquired by
                                       Aegis, the Operating Partnership and
                                       their respective subsidiaries.

      Mortgage Placement Fee           0.75% of the principal amount of each
                                       mortgage loan originated or acquired by
                                       Aegis, the

                                       Operating Partnership and their
                                       respective subsidiaries (payable by the
                                       borrower, and not Aegis).


      Asset Management Fee/
      Special Distribution             0.375% per annum of total invested assets
                                       of Aegis, the Operating Partnership and
                                       their respective subsidiaries.

      Operating  Expense Reimbursement For direct expenses incurred by the
                                       Advisor in an amount not to exceed
                                       $282,272 per annum (subject to further
                                       increase based on increases in Aegis',
                                       the Operating Partnership's and their
                                       respective subsidiaries' assets and to
                                       annual increases based upon increases in the Consumer Price Index).

      Incentive Share Options          The Advisor may receive options to
                                       acquire additional Shares pursuant to
                                       Aegis' Incentive Share Option Plan only
                                       if Aegis' distributions in any year
                                       exceed $0.9869 per Share (i.e., the 1996 pro forma distributions set forth Aegis'
                                       Solicitation Statement dated as of June
                                       15, 1997), and the Compensation Committee of the Board of Directors determines to grant such options.

      Liquidation Fee                  1.50% of the gross sales price of the
                                       assets sold by the Aegis in connection
                                       with a liquidation of the Aegis' assets
                                       supervised by the Advisor.

----------------
* The Advisor is also permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

      The Advisor may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by Aegis, or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of Aegis. Before the Advisor, the officers and directors of the Advisor and all persons controlled by the Advisor and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to Aegis if (i) such opportunity is of a character which could be taken by Aegis, (ii) such opportunity is compatible with Aegis' investment objectives and policies and (iii) Aegis has the financial resources to take advantage of such opportunity.

      The Articles and the Advisory Agreement provide that Aegis will indemnify the Advisor and its affiliates under certain circumstances.

      The Advisor is entitled to subcontract its obligations under the Advisory Agreement to an affiliate. In accordance with the foregoing, the Advisor has assigned its rights and obligations to Related.

      All of Aegis' twenty-eight properties are managed by RCC Property Advisors, Inc. (the "Property Manager"), an affiliate of the Advisor. The Property Manager receives standard leasing commissions for space leased to new tenants and lease renewals.

Stock Performance Graph

      The following stock performance graph compares Aegis' performance to the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"). Equity real estate investment trusts are defined as those that derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. Stock price performance for the past year is not necessarily indicative of future results. All stock price performance figures include the reinvestment of dividends.

Cumulative Total Return
                                    10/13/97    12/97   12/98   12/99
                                    --------    -----   -----   -----

AEGIS                                $100        103      97      96
S&P 500                              $100        103     132     160
NAREIT EQUITY                        $100        102      84      80

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP have been and presently are the independent auditors for Aegis. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from Stockholders.

                            EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by Aegis. Brokers and nominees should forward soliciting materials to the beneficial owners of the Shares held of record by such person, and Aegis will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of Aegis and the Advisor by personal interview or telephone.

                                VOTING PROCEDURES

      Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Meeting. Abstentions and "broker non-votes" (nominees holding Shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Meeting. However, abstentions and broker non-votes will have no effect on the vote because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum).

                              STOCKHOLDER PROPOSALS

      Any proposal by a Stockholder of Aegis intended to be presented at the 2001 Annual Meeting of Stockholders must be received by Aegis at its principal executive office not later than January 6, 2001 for inclusion in Aegis' proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                           ANNUAL REPORT ON FORM 10-K

      UPON WRITTEN REQUEST BY ANY STOCKHOLDER ENTITLED TO VOTE AT THE MEETING, AEGIS WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests should be addressed to Shannon Lizee at Aegis Realty, Inc. 625 Madison Avenue, New York, New York 10022-1801.

                                 OTHER BUSINESS

      The Board of Directors does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      It is important that your Shares be represented at the Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy-card, or, if you wish to vote by telephone or Internet, follow the instructions on the proxy card. Your failure to do so will increase the costs of operating Aegis and decrease the return on your investment.

                                    By Order of the Board of Directors


                                    /s/ Stuart J. Boesky

May 10, 2000                        Stuart J. Boesky
                                    Chairman of the Board and
                                    Chief Executive Officer

                                  [Aegis Logo]
Dear Stockholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of Aegis that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercised your right to vote your shares.

This year, for the first time, you can vote your Shares by Internet or phone. Follow the instructions on the reverse side of proxy card if you wish to do so.

If you chose to vote by mail, please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.


Sincerely,

Aegis Realty, Inc.
--------------------------------------------------------------------------------

                                      Proxy

                               AEGIS REALTY, INC.

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Alan P. Hirmes, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Aegis Realty, Inc. ("Aegis") held of record by the undersigned on April 17, 2000 at the Annual Meeting of Stockholders to be held on June 14, 2000 and any adjournments thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

      PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Vote By Telephone
-----------------
It's fast, convenient and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-888-779-8683)

--------------------------------------------------------------------------------
Follow these four easy steps:

1.    Read the accompanying Proxy Statement and Proxy Card.
2.    Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.    Follow the recorded Instructions.
--------------------------------------------------------------------------------

Your vote is important!
Call 1-877-PRX-VOTE anytime!

Vote By Internet
----------------
It's fast, convenient and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
Follow these four easy steps:

1.    Read the accompanying Proxy Statement and Proxy Card.
2.    Go to the Website http://www.eproxyvote.com/aer
3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.
4.    Follow the Instructions provided.
--------------------------------------------------------------------------------

Your vote is important!
Go to http://www.eproxyvote.com/aer anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

================================================================================

                                  DETACH HERE

[X] Please mark votes as in this example.

1.  Election of Directors.
    Nominees: Stuart J. Boesky
    and Michael J. Brenner

            FOR             WITHELD
            |_|               |_|

|_| _______________________________________
    For both nominees except as noted above

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES


Signature:_______________________ Date:__________

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark here if you           Mark here for address
plan to attend the         change and note
meeting                    below

|_|                        |_|


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |_|

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:_______________________ Date:___________